                                   FORM 8-A
                                ______________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               ________________

                                  REI TRUST I
            (Exact name of registrant as specified in its charter)


                 DELAWARE                               76-6145023
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

    C/O RELIANT ENERGY, INCORPORATED
              1111 LOUISIANA
              HOUSTON, TEXAS                                77002
 (Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
Title of each class to be so registered           each class is to be registered
---------------------------------------           ------------------------------
   7.20% Trust Originated Preferred                   New York Stock Exchange
        Securities, Series C
   (and the Guarantee with respect
               thereto)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-70665 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                               (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

          The class of securities to be registered hereby is the 7.20% Trust Originated Preferred Securities, Series C (the "Preferred Securities") of REI Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Securities represent preferred undivided beneficial interests in the assets of the Trust and are guaranteed by Houston Industries Incorporated, d/b/a Reliant Energy, Incorporated ("Reliant Energy"), to the extent set forth in the Guarantee Agreement described below by Reliant Energy to The Bank of New York, as Guarantee Trustee (the "Guarantee"). A description of the Preferred Securities and the Guarantee is set forth in the Registration Statement on Form S-3 of Reliant Energy and the Trust (Registration Nos. 333-70665 and 333-70665-01) filed with the Securities and Exchange Commission (the "Commission") on January 15, 1999, as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on February 2, 1999 and declared effective by the Commission on February 4, 1999 (as amended, the "Registration Statement") under the captions "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantees" and in the Prospectus Supplement relating thereto dated February 23, 1999 filed with the Commission on February 25, 1999 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act") under the captions "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee" which description is incorporated herein by reference. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by Reliant Energy or the Trust as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

ITEM 2.   EXHIBITS.

  Exhibit
   Number         Description of Exhibit                   Method of Filing
  -------         ----------------------                   ----------------
     1       Certificate of Trust of the Trust     Filed as Exhibit 4.4.1 to the Registration
                                                   Statement.

     2       Certificate of Amendment of           Included in Exhibit 4.3 to Reliant Energy's
             Certificate of Trust of the Trust     Current Report on Form 8-K filed February
             (contained in the Amended and         26, 1999 (the "Form 8-K").
             Restated Declaration of Trust)

     3       Declaration of Trust of the Trust     Filed as Exhibit 4.2.1 to the Registration
                                                   Statement.

     4       Amended and Restated Declaration of   Filed as Exhibit 4.3 to the Form 8-K.
             Trust of the Trust

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

  Exhibit
   Number         Description of Exhibit                   Method of Filing
  -------         ----------------------                   ----------------
     6       Junior Subordinated Indenture, dated  Filed as Exhibit 4.1 to the Form 8-K.
             as of February 15, 1999,  between
             Reliant Energy and The Bank of New
             York, as Trustee

     7       Supplemental Indenture No. 1 to the   Filed as Exhibit 4.2 to the Form 8-K.
             Junior Subordinated Indenture

     8       Form of 7.20% Junior Subordinated     Included in Exhibit 4.2 to the Form 8-K.
             Debenture (contained in Supplemental
             Indenture No. 1)

     9       Preferred Securities Guarantee        Filed as Exhibit 4.6 to the Form 8-K.

    10       Form of Preferred Security            Included in Exhibit 4.3 to the Form 8-K.
             (contained in the Amended and
             Restated Declaration of Trust)

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

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      REI TRUST I

                                      By: Houston Industries Incorporated, d/b/a
                                          Reliant Energy, Incorporated
                                          Sponsor


Date: February 28, 1999               By: /s/ Marc Kilbride
                                          ----------------------------
                                           Marc Kilbride
                                           Treasurer

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